Exhibit 6
LEHMAN BROTHERS FUNDS, INC.

DISTRIBUTION AGREEMENT


								August 2, 1993



Lehman Brothers Incorporated
American Express Tower
World Financial Center
New York, New York  10285

Ladies and Gentlemen:

	This is to confirm that, in consideration of the agreements hereinafter contained, the undersigned, Lehman Brothers Funds, Inc. (the "Company"), a Maryland corporation organized under the laws of the State of Maryland, has agreed that Lehman Brothers Incorporated ("Lehman Brothers") will be, for the period of this Agreement, a distributor of shares of common stock (the "Shares") of each investment fund currently offered by the Company or to be offered in the future (individually, a "Fund" and collectively, the "Funds").

	1.	Services as Distributor.

	1.1 Lehman Brothers will act as agent for the distribution of Shares covered by the Company's registration statement, prospectuses and statements of additional information then in effect (the "Registration Statement") under the Securities Act of 1933, as amended (the "1933 Act"), and the Investment Company Act of 1940, as amended (the "1940 Act").

	1.2 Lehman Brothers agrees to use its best efforts to solicit orders for the sale of Shares at the public offering price, as determined in accordance with the Registration Statement, and will undertake such advertising and promotion as it believes is reasonable in connection with such solicitation. Lehman Brothers shall not be obligated to sell any certain number of Shares.

          1.3 All activities by Lehman Brothers as distributor of the Shares will comply with all applicable laws, rules and regulations, including, without limitation, all rules and regulations made or adopted by the Securities and Exchange Commission (the "SEC") or by any securities association registered under the Securities Exchange Act of 1934, as amended.

	1.4 Lehman Brothers will provide one or more persons during normal business hours to respond to telephone questions concerning the Funds.

	1.5 Lehman Brothers will transmit any orders received by it for purchase or redemption of Shares to The Shareholder Services Group, Inc. ("TSSG"), the Company's transfer agent, or any successor to TSSG of which the Company has notified Lehman Brothers in writing.

		1.6 Whenever in their judgment such action is warranted for any reason, including, without limitation, market, economic or political conditions, the Company's officers may decline to accept any orders for, or make any sales of, the Shares until such time as those officers deem it advisable to accept such orders and to make such sales.

		1.7 Lehman Brothers will act only on its own behalf as principal should it choose to enter into selling agreements with selected dealers or others.

		2.	Duties of the Company.

		2.1 The Company agrees at its own expense to execute any and all documents, to furnish any and all information and to take any other actions that may be reasonably necessary in connection with the qualification of the Shares for sale in those states that Lehman Brothers may designate.

		2.2 The Company shall furnish from time to time, for use in connection with the sale of the Shares, such information reports with respect to the Funds and the Shares as Lehman Brothers may reasonably request, all of which shall be signed by one or more of the Company's duly authorized officers; and the Company warrants that the statements contained in any such reports, when so signed by the Company's officers, will be true and correct. The Company will also furnish Lehman Brothers upon request with (a) annual audits of the books and accounts of the Funds made by independent certified public accountants regularly retained by the Company; (b) semi-annual unaudited financial statements pertaining to each Fund; (c) quarterly earnings statements prepared by the Company with respect to each Fund; (d) a monthly itemized list of the securities in the portfolio of each Fund; (e) monthly balance sheets with respect to each Fund as soon as practicable after the end of each month; and (f) from time to time such additional information regarding the financial condition of each Fund as Lehman Brothers may reasonably request.

		3.	Representations and Warranties.

		The Company represents to Lehman Brothers that all registration statements, prospectuses and statements of additional information filed by the Company with the SEC under the 1933 Act and the 1940 Act with respect to the Shares have been carefully prepared in conformity with the requirements of the 1933 Act, the 1940 Act and the rules and regulations of the SEC thereunder.
As used in this Agreement, the terms "registration statement," "prospectus" and "statement of additional information" mean any registration statement, prospectus and statement of additional information filed by the Company with the SEC and any amendments and supplements to the registration statement, prospectus and statement of additional information that at any time has been filed with the SEC. The Company represents and warrants to Lehman Brothers that any registration statement, prospectus and statement of additional information, when the registration statement becomes effective, will include all statements required to be contained in it in conformity with the 1933 Act, the 1940 Act and the rules and regulations of the SEC; that all statements of fact contained in any registration statement, prospectus or statement of additional information will be true and correct when the registration statement becomes effective; and that the registration statement, the prospectus and the statement of additional information, when the registration statement becomes effective, will include no untrue statement of a material fact and will not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of the Shares. Lehman Brothers may, but is not be obligated to, propose from time to time such amendment or amendments to any registration statement and such supplement or supplements to any prospectus or statement of additional information as, in the light of future developments, may, in the opinion of Lehman Brothers' counsel, be necessary or advisable. If the Company does not propose such amendment or amendments and/or supplement or supplements within fifteen days after receipt by the Company of a written request from Lehman Brothers to do so, Lehman Brothers may, at its option, terminate this Agreement. The Company will not file any amendment to any registration statement or supplement to any prospectus or statement of additional information without giving Lehman Brothers reasonable advance notice except that nothing contained in this Agreement will in any way limit the Company's right to file at any time such amendments to any registration statement and/or supplements to any prospectus or statement of additional information, of whatever character, as the Company may deem advisable, such right being in all respects absolute and unconditional.

		4.	Indemnification.

		4.1 The Company authorizes Lehman Brothers and any dealers with whom Lehman Brothers has entered into dealer agreements to use any prospectus or statement of additional information furnished by the Company from time to time, in connection with the sale of the Shares. The Company agrees to indemnify, defend and hold Lehman Brothers, its several officers and directors, and any person who controls Lehman Brothers within the meaning of
Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending those claims, demands or liabilities and any related counsel fees) that Lehman Brothers, its officers and directors, or any such controlling person, may incur under the 1933 Act, the 1940 Act or common law or otherwise, arising out of or on the basis of any untrue statement, or alleged untrue statement, of a material fact contained in any registration statement, any prospectus or any statement of additional information or arising out of or based upon any omission, or alleged omission, to state a material fact required to be stated in any registration statement, any prospectus or any statement of additional information or necessary to make the statements in any of them not misleading, except that the Company's agreement to indemnify Lehman Brothers, its officers or directors, and any such controlling person will not be deemed to cover any claims, demands, liabilities or expenses arising out of or based upon any statements or representations made by Lehman Brothers or its representatives or agents other than those statements and representations as are contained in any registration statement, prospectus or statement of additional information and in the financial and other statements as are furnished to Lehman Brothers pursuant to paragraph 2.2 of this Agreement; and except that the Company's agreement to indemnify Lehman Brothers and the Company's representations and warranties set out in paragraph 3 of this Agreement will not be deemed to cover any liability to the Funds or their shareholders to which Lehman Brothers would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of Lehman Brothers' reckless disregard of its obligations and duties under this Agreement. The Company's agreement to indemnify Lehman Brothers, its officers and directors, and any such controlling person, as described above, is expressly conditioned upon the Company's being notified of any action brought against Lehman Brothers, its officers or directors, or any such controlling person, the notification to be given by letter, via facsimile or by telegram addressed to the Company at its principal office in New York, New York and sent to the Company by the person against whom the action is brought, within ten days after the summons or other first legal process has been served. The failure so to notify the Company of any such action will not relieve the Company from any liability that the Company may have to the person against whom the action is brought by reason of any such untrue, or alleged untrue, statement or omission, or alleged omission, otherwise than on account of the Company's indemnity agreement contained in this paragraph 4.1. The Company will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but, in such case, the defense will be conducted by counsel of good standing chosen by the Company and approved by Lehman Brothers. In the event the Company elects to assume the defense of any such suit and retains counsel of good standing approved by Lehman Brothers, the defendant or defendants in the suit will bear the fees and expenses of any additional counsel retained by any of them; but if the Company does not elect to assume the defense of any such suit, or if Lehman Brothers does not approve of counsel chosen by the Company, the Company will reimburse Lehman Brothers, its officers and directors, or the controlling person or persons named as defendant or defendants in the suit, for the fees and expenses of any counsel retained by Lehman Brothers or them. The Company's indemnification agreement contained in this paragraph 4.1 and the Company's representations and warranties in this Agreement will remain operative and in full force and effect regardless of any investigation made by or on behalf of Lehman Brothers, its officers and directors, or any controlling person, and will survive the delivery of any of the Shares. This agreement of indemnity will inure exclusively to Lehman Brothers' benefit, to the benefit of its several officers and directors, and their respective estates, and to the benefit of the controlling persons and their successors.
The Company agrees to notify Lehman Brothers promptly of the commencement of any litigation or proceedings against the Company or any of its officers or Directors in connection with the issuance and sale of any of the Shares.

		4.2 Lehman Brothers agrees to indemnify, defend and hold the Company, its several officers and Directors, and any person who controls the Company within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the costs of investigating or defending those claims, demands or liabilities and any related counsel) that the Company, its officers or Directors or any such controlling person may incur under the 1933 Act, the 1940 Act or common law or otherwise, but only to the extent that the liability or expense incurred by the Company, its officers or Directors or such controlling person resulting from the claims or demands arise out of or are based upon (a) any unauthorized sales literature, advertisements, information, statements or representations or (b) any untrue, or alleged untrue, statement of a material fact contained in information furnished in writing by Lehman Brothers to the Company and used in the answers to any of the items of the registration statement or in the corresponding statements made in the prospectus or statement of additional information, or arise out of or are based upon any omission, or alleged omission, to state a material fact in connection with the information furnished in writing by Lehman Brothers to the Company and required to be stated in such answers or necessary to make such information not misleading. Lehman Brothers' agreement to indemnify the Company, its officers and Directors, and any such controlling person, as described above, is expressly conditioned upon Lehman Brothers' being notified of any action brought against the Company, its officers or Directors, or any such controlling person, the notification to be given by letter via facsimile or telegram addressed to Lehman Brothers at its principal office in New York, New York, and sent to Lehman Brothers by the person against whom such action is brought, within ten days after the summons or other first legal process has been served. Lehman Brothers will have the right to control the defense of such action, with counsel of its own choosing, satisfactory to the Company, if the action is based solely upon such alleged misstatement or omission on Lehman Brothers' part, and in any other event the Company, its officers or Directors or such controlling person each will have the right to participate in the defense or preparation of the defense of any such action. The failure so to notify Lehman Brothers of any such action will not relieve Lehman Brothers from any liability that Lehman Brothers may have to the Company, its officers or Directors, or to such controlling person by reason of the untrue, or alleged untrue, statement or omission, or alleged omission, otherwise than on account of Lehman Brothers' indemnity agreement contained in this paragraph
4.2. Lehman Brothers agrees to notify the Company promptly of the commencement of any litigation or proceedings against Lehman Brothers or any of its officers or directors in connection with the issuance and sale of any of the Company's shares.

		5.	Effectiveness of Registration.

		None of the Shares may be offered by either Lehman Brothers or the Company under any of the provisions of this Agreement and no orders for the purchase or sale of the Shares under this Agreement may be accepted by the Company if and so long as the effectiveness of the registration statement then in effect or any necessary amendments to the registration statement is suspended under any of the provisions of the 1933 Act or if and so long as a current prospectus as required by Section 5(b)(2) of the 1933 Act is not on file with the SEC; except that nothing contained in this paragraph 5 will in any way restrict or have an application to or bearing upon the Company's obligation to repurchase Shares from any shareholder in accordance with the provisions of the prospectuses or statement of additional information relating to the Company's Articles of Incorporation dated May 5, 1993, as amended from time to time (the "Articles of Incorporation").

		6.	Notice to Lehman Brothers.

		The Company agrees to advise Lehman Brothers immediately in writing:

	(a) of any request by the SEC for amendments to the registration statement, prospectus or statement of additional information then in effect or for additional information;

	(b) in the event of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement, prospectus or statement of additional information then in effect or the initiation of any proceeding for that purpose;

	(c) of the happening of any event that makes untrue any statement of a material fact made in the registration statement, prospectus or statement of additional information then in effect or that requires the making of a change in the registration statement, prospectus or statement of additional information in order to make the statements in those documents not misleading; and

	(d) of all actions of the SEC with respect to any amendment to any registration statement, prospectus or statement of additional information that may from time to time be filed with the SEC.

		7.  Term of the Agreement.

		7.1 This Agreement will become effective with respect to a Fund as of the date the Fund commences its investment operations and will continue for an initial two-year term and will continue thereafter so long as such continuance is specifically approved at least annually by the Company's Board of Directors (all Directors voting) and by a majority of the Directors of the Company who are not "interested persons" (as defined in the 1940 Act) of the Company and have no direct or indirect financial interest in the operation of this Agreement or in any agreements related hereto by vote cast in person at a meeting called for the purpose of voting on the approval.

		7.2 This Agreement is terminable with respect to a Fund, without penalty, on 60 days' written notice, by a majority of the Directors of the Company who are not "interested persons" of the Company and have no direct or indirect financial interest in the operation of this Agreement or in any agreements related hereto or by vote of holders of a majority of the Fund's outstanding voting securities, or upon 60 days' written notice, by Lehman Brothers.

		7.3 This Agreement will terminate automatically in the event of its "assignment" (as defined in the 1940 Act).

		8.	Miscellaneous.

		The Company recognizes that directors, officers and employees of Lehman Brothers, may from time to time serve as directors, trustees, officers and employees of corporations and business trusts (including other investment companies) and that such other corporations and trusts may include the name "Shearson," "Shearson Lehman," "Lehman Brothers" or any variant, including initials, as part of their names, and that Lehman Brothers or its affiliates may enter into distribution or other agreements with such other corporations and trusts. If Lehman Brothers ceases to act as a distributor of the Company's shares, the Company agrees that, at Lehman Brothers' request, the Company's license to use the words "Lehman Brothers" will terminate and that the Company will take all necessary action to change the name of the Company to a name not including the words "Lehman Brothers" or any other name referring to Lehman Brothers.

		9.  Representation by the Company.

		The Company represents that a copy of its Amended Articles of Incorporation is on file with the Secretary of the State of Maryland.

		10.  Limitation of Liability.

		The Company and Lehman Brothers agree that the obligations of the Company under this Agreement will not be binding upon any of the Directors of the Company, shareholders of the Funds, nominees, officers, employees or agents, whether past, present or future, of the Company, individually, but are binding only upon the assets and property of the Funds, as provided in the Articles of Incorporation. The execution and delivery of this Agreement have been authorized by the Directors of the Company, and signed by an authorized officer of the Company, acting as such, and neither the authorization by the Directors nor the execution and delivery by the officer will be deemed to have been made by any of them individually or to impose any liability on any of them or any shareholder of the Company personally, but will bind only the property of the Company as provided in its Articles of Incorporation. No Fund will be liable for any claims against any other Fund.

		11.  Governing Law.

		This agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.



		If the foregoing is in accordance with your understanding, kindly indicate your acceptance of this Agreement by signing and returning to us the enclosed copy of this Agreement.

				Very truly yours,

				LEHMAN BROTHERS FUNDS, INC.



				By:/s/ Deepak Chowdhury
				   Name: Deepak Chowdhury
				   Title: President


Accepted:

LEHMAN BROTHERS INCORPORATED


By: /s/ Steven Spiegel
   Authorized Signatory






SHARED\GLOBAL\LEHMBROS\AGRMTS\DISTRIB.DOC